SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2008

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Xingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidan District, Beijing 100080 PRC
(Address of Principal Executive Offices)

+86 10 82525301
(Issuer Telephone number)

TJS Wood Flooring, Inc.
31940 Daniel Way
Temecula, CA 92591
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “TJS” or the “Registrant” refer to China Advanced Construction Materials Group, Inc. (formerly known as TJS Wood Flooring Inc.), a Delaware corporation.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a producer of advanced construction materials in accordance with a Share Exchange Agreement dated April 29, 2008 (“Exchange Agreement”) by and among TJS, Xin Ao Construction Materials, Inc., a company incorporated under the laws of the British Virgin Islands (“BVI-ACM”), and each of the shareholders of BVI-ACM (the “BVI-ACM Shareholders”). The close of the transaction (the "Closing") took place on April 29, 2008 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of BVI-ACM from the BVI-ACM Shareholders; and the BVI-ACM Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the BVI-ACM Shareholders, their designees or assigns, 11,500,000 shares of our common stock or 90.79% of the shares of TJS common stock issued and outstanding after the Closing.

Pursuant to the terms of the Exchange Agreement, Brandi Iannelli, the principal shareholder and former officer and director cancelled a total of 8,833,333 shares of TJS Common Stock. In consideration for the cancellation of these shares, Brandi Iannelli received the TJS flooring business, including any and all assets and liabilities related thereto. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Exchange Agreement, BVI-ACM became a wholly-owned subsidiary of TJS. The directors of TJS have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of BVI-ACM have approved the Exchange Agreement and the transactions contemplated thereunder.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on April 29, 2008, we acquired BVI-ACM, a producer of advanced construction materials, in accordance with the Exchange Agreement. The close of the transaction took place on April 29, 2008. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of BVI-ACM from the BVI-ACM Shareholders; and the BVI-ACM Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the BVI-ACM Shareholders, their designees or assigns, 11,500,000 shares of our common stock or 90.79% of the shares of TJS common stock issued and outstanding after the Closing.

Pursuant to the terms of the Exchange Agreement, Brandi Iannelli, the principal shareholder and former officer and director cancelled a total of 8,833,333 shares of TJS Common Stock. In consideration for the cancellation of these shares, Brandi Iannelli received the TJS flooring business, including any and all assets and liabilities related thereto. Following the transaction, there are 12,666,667 shares of common stock issued and outstanding.

BVI-ACM, with its subsidiaries, engages in the production of advanced construction materials for large scale commercial, residential, and infrastructure developments. BVI-ACM is primarily focused on producing and supplying a wide range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. BVI-ACM owns 100% of the issued and outstanding capital stock of Beijing Ao Hang Construction Materials Technology, Ltd. (“China-ACMH”), a company incorporated under the laws of the People’s Republic of China (“PRC”). On November 28, 2007, China-ACMH entered into a series of contractual agreements with Beijing Xin Ao Concrete Co., Ltd. (“Xin Ao”), a company incorporated under the laws of the PRC, and its two shareholders, in which China-ACMH effectively took over management of the business activities of Xin Ao and has the right to appoint all executives and senior management and the members of the board of directors of Xin Ao. The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting and Services Agreement and an Operating Agreement, through which China-ACMH has the right to advise, consult, manage and operate Xin Ao for an annual fee in the amount of Xin Ao's yearly net profits after tax. Additionally, Xin Ao's Shareholders have pledged their rights, titles and equity interest in Xin Ao as security for China-ACMH to collect technical consulting and services fees provided to China-ACMH through an Equity Pledge Agreement. In order to further reinforce China-ACMH's rights to control and operate Xin Ao, Xin Ao's shareholders have granted China-ACMH the exclusive right and option to acquire all of their equity interests in Xin Ao through an Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company has consolidated Xin Ao's operating results, assets and liabilities within its financial statements. Pursuant to the Exchange Agreement, BVI-ACM became a wholly-owned subsidiary of TJS. BVI-ACM, China-ACMH and Xin Ao will be collectively referred to as “BVI-ACM.”

BUSINESS

Overview

Xin Ao Construction Materials, Inc. and its subsidiaries (collectively after the Combination “China-ACM” or “the Company”) is a producer of advanced construction materials for large scale commercial, residential, and infrastructure developments. The Company is primarily focused on producing and supplying a wide range of advanced ready-mix concrete materials for highly technical, large scale, and environmental construction projects. The Company also aims to develop and produce new and innovative environmentally conscious construction materials.

The Company experienced revenue growth in excess of 44% in FY06 and 22% in FY07 and expects to grow rapidly by opening additional facilities and exploring acquisition opportunities. China-ACM generated over $21 million USD in sales, and over $4.5 million in after-tax comprehensive income in FY2007.

Historical Sales & Income Summary

($ in USD)	Fiscal Year Ended June 30,		%	6 Months Ended December 31,		%
	2006	2007	Growth	2006	2007	Growth
Revenue	$17,278,777	$21,082,534	22.0%	$10,079,945	$13,050,518	29.5%
Gross Profit	3,870,228	4,689,400	21.2%	2,023,482	2,500,216	23.6%
Net Income	2,611,679	3,898,053	49.3%	1,540,052	2,478,715	61.0%

Business

China-ACM is a producer of advanced ready mix concrete materials that is committed to leading the industry with:

- Extensive Use of Recycled Waste Materials - 30% recycled waste materials

- Efficient Production & Procedures - minimal energy usage and emissions

- Sealed Delivery Methods - minimal dust and air pollution

- Committed to Leading the Industry - innovative products, methods, practices

The Company is able to meet the stringent environmental and technical needs of a rapidly growing market. The types of projects that are conducted include large express railways, bridges, tunnels, skyscrapers, dams, and nuclear reactor infrastructure projects that many competitors are not able to produce due to technical difficulties, resource and information limitations.

Positioned for Growth

The Company’s ability to service a broad range of needs has allowed the Company to become a leading concrete and structural materials provider to some of Beijing’s most prestigious projects, including: the new CCTV broadcasting site, the Beijing-Tianjin Intercity Rail/Beijing South Railway Station, the Beijing Olympic Park Conference Center, Financial Street F2 Office Building, DongGuan Bridge Project, and MaJuQiao Residential Project.

China-ACM is considered a construction materials provider in the Beijing market with an estimated 6.8% market share in the open tendered ready mix concrete market and is planning to rapidly gain market share while expanding into new markets. The open tendered market makes up approximately 20% of the ready mix concrete market in Beijing.

The ready mix concrete market in Beijing is a fragmented one. Currently there are 109 (40%-60% state owned) plants in the Beijing area. There are no dominant players who have over a 10% market share. The total ready mix concrete market in Beijing is estimated as 52 million cubic meters in annual demand, among which 20% (10.4 million cubic meters) are opened for public tendering offering (according to China Bulk Cement Association of Popularization & Development Website, www.chinabca.com, Feb.12, 2008 and Beijing Annual Statistics Report, 2006 Issue). It must be noted that state-owned plants in Beijing do not have a competitive advantage in securing government projects.

The Company owns one plant that has an operating capacity of 768,000 cubic meters per year based on 16 hour shifts per day and 300 working days per year. During the fiscal year ended June 30, 2007, the Company produced 660,000 cubic meters ready mix concrete reflecting a utilization of 86% of capacity of this plant. In addition, the Company has two newly leased plants that commenced operations in March 2008 that will produce more ready mix concrete for fulfillment of signed contracts

Furthermore, the Company plans to add two additional plants outside of Beijing to meet its capacity and geographical needs of significant contracts. Specifically, China-ACM plans to build two new plants, one along Beijing - Shanghai High Speed Railway and one in the Tianjin and Bohai Bay areas.

	Xin Ao (owned)	Xin Biao (Leased)	Xiang Jia (Leased)	Total (Owned + Leased)
Annual Operating Capacity (M3)	768,000	432,000	384,000	1,584,000

*(Based on 16 hours/day, 300 working days/year)

Xin Ao’s Technical services and preferred procurement agreements with four independently operated plants provide network leverage and more geographic technical services and product coverage.

Furthermore, Xin Ao continued innovation and vertical integration in its material supply chain, acquisition or development of material recycling centers, and its continued innovation and application of new materials, will decrease its material costs.

Organization & Subsidiaries

China-ACM’s organizational structure was carefully developed to abide by the laws of the PRC and maintain optimal tax benefits as well as internal organizational efficiencies. The Company’s organization structure is summarized in the figure below:

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product. Due to the fact that the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company a VAT Tax Exemption from August 2005 through August 2009. The VAT taxes collected from customers are kept by the Company and recorded as “Other Subsidy Income” in other income, net in the accompanying financial statements.

The Company and its subsidiary are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

Xin Ao has been using recycled raw materials in its production since its inception which entitled the Company to an income tax exemption from January 1, 2003 through December 31, 2007 as granted by the State Administration of Taxation, PRC. The Company will apply for renewal of the income tax exemption. However in the interim, the Company estimates its income as of January 1, 2008 will be taxed at a rate of 25%.

PRC law requires that before a foreign invested enterprise can legally distribute profits to its partners, it must satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions made at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund and represent restricted retained earnings.

II. Market Opportunity

Overview

As China’s economy continues to develop, it is expected that increased construction will be required to accommodate growth in the education, culture, social welfare and business sectors. China has been referred to by many observers as "the world's largest construction site".

China is one of the world’s largest construction materials producers, ranking first in the world’s annual output of cement, flat glass, building ceramic and ceramic sanitary ware. China's building materials market is expected to flourish in the next decade as hundreds of millions of citizens are expected to move into the urban areas. According to the Chinese Society of Structural Materials Industry, by 2011, the production value of the structural materials industry is projected to hit $294.8 billion.

China’s Construction Demand

Concrete product producers will remain the largest market for cement in China, accounting for 36-44% of all cement consumption in 2010. The government’s continued efforts to modernize the country’s infrastructure is exemplified by such massive projects as the South-North Water Diversion -- designed to redirect water to the northern plains from Central and South China. This project, scheduled for completion in 2050, will result in annual cement consumption of over one million metric tons alone.

China accounts for half of all new building activity in the world and rapid expansion is expected to continue to 2030 as up to 400 million citizens are expected to move into urban areas.

-	Chinese construction accounts for half of all new building activity in the world

-	The volume of recent additions to its urban-built environment is unprecedented

-	It has been estimated that 50% to 70% of the world’s construction cranes are currently in China

-	In 2006, total production for the Chinese construction materials market was about $171.5 billion

-	The market is estimated to reach $294.8 billion by 2011, an average growth rate of 11.4%

China’s Cement & Concrete Demand

Residential and non-residential buildings in China are increasingly requiring much more concrete due to the short supply of wood, and also because China is a building industry that uses more concrete, brick and steel than Western countries. China is currently the largest consumption market of cement worldwide; an over $200 billion industry. China’s cement consumption will amount to approximately 44% of global demand in 2008 and will be greater than both India and the U.S.‘s current consumption combined by 2010. The government’s continued efforts to modernize the country’s infrastructure is exemplified by such massive projects as the South-North Water Diversion as mentioned earlier. At this rate, it is presumed that China will continue to be an important player in the global construction materials marketplace for at least the next two decades.

Ready-mixed Demand

Cement demand in the ready-mixed concrete market will post the strongest gains of any market category through 2010, with an annual increase of 11.2%. Recognizing the environmental devastation created from the massive construction activities undergone in the past couple of decades, and the thousands more in the foreseeable future, China’s government implemented Decree #341 in 2004. This law bans onsite concrete production in over 200 major cities across China in order to reduce environmental damages from onsite cement mixing and improve the quality of concrete used in construction.

The increased use of ready to mix concrete is acknowledged by the Chinese government as being a necessary solution to the pollution problem that has plagued many provinces. Hence, Decree #341 will substantially drive growth for ready-mix concrete manufacturers in China. Furthermore, continued strength in foreign and private direct investment in commercial real estate development will help spur market gains as well.

Competitive Market - Ready-mixed Materials in China

China’s concrete market is considered very competitive, with over 100,000 providers. Global Information Inc. (GII) reports that ready-mix concrete companies will benefit from an extremely favorable outlook in China, where large-scale construction projects will require significant amounts of ready-mix concrete. In the Beijing concrete market, for example, no competitor has greater than a 10% market share.

China-ACM currently has an estimated market share of 6.8% in the open tendered ready mix concrete market in Beijing. Management believes China-ACM has the ability to capture a much greater share of the Beijing market and further expand its foot print in China via expanding relationships and networking, signing new contracts, and continually developing market-leading innovative and eco-friendly ready mix products.

Sources: China Society of Structural Materials, Real Wealth Report, BCC Research, Freedonia Group China Concrete http://www.chinahnt.com, Company Estimates

III. Business Discussion

Overview

China-ACM is an advanced ready-mix concrete provider in the Beijing market and is positioned to continue its rapid expansion given its strong management, industry leading technologies, research and development, quality control, and specialized engineers. Strong alliances with regional peers allow sharing of projects distant from its plant, which lend to the creation of substantial consolidation opportunities.

China-ACM is an environmentally sensitive producer of advanced ready-mix concrete materials that is committed to leading the industry through an extensive use of recyclable materials, efficient production procedures, sealed delivery methods and innovative products and practices.

Existing Plant

China-ACM provides materials and services through its seven ready-mixed concrete plants network covering Beijing.

China-ACM has 1 owned plant, 2 leased plants, and technical services & preferred procurement agreements with 4 other independently operated plants. Its owned and leased plants have a total annual operating capacity of 1,584,000 cubic meters.

In fiscal year 2007 and in the first half of its fiscal year 2008, China-ACM operated only its owned plant with a operating capacity of 768,000 cubic meters. In fiscal year 2007, China-ACM produced approximately 660,000 cubic meters ready mix concrete. In second half of its fiscal year 2008, China-ACM entered leasing agreements with Beijing Xiangjia Concrete Co., Ltd. (“Xiangjia”) and Beijing Xinbiao Concrete Co., Ltd. (“Xinbiao”) The two newly leased plants increased China-ACM’s operating capacity from 768,000 cubic meters to 1,584,000 cubic meters, which represents an increase of 816,000 cubic meters in total operating capacity.

The leasing terms with Xiangjia is three years, from January 1, 2008 to December 31, 2010. China-ACM shall pay Xiangjia RMB1.1 million (US$150,892) for calendar 2008 and RMB2.45 million (US$336,077) each year for calendar year 2009 and 2010. China-ACM shall pay the total by three payments which are 40% before January 10th, 25% before August 10th and 35% before October 10th separately.

The leasing terms with Xinbiao is eight years, from February 16, 2008 to February 15, 2016. China-ACM should pay Xinbao RMB4.5 million (US$617,284) for the first year and RMB5 Million (US$685,871) for each following year. The payment term for each year is quarterly, before the 15th of each quarter.

China-ACM owned plant currently operates from a 44,401 square meter facility that is located in Beijing, with 4,500 square meters allocated for facilities and offices. This facility features sophisticated infrastructure for efficient use of raw materials, computerized monitoring, testing of production runs, and carefully coordinated delivery of raw materials. Since daily production volumes are dependent upon timing and the delivery schedules of contracted projects, annual capacity can fluctuate but is estimated to be roughly 550,000 to 800,000 cubic meters annually actually produced. This facility is capable of operating on a 24/7 basis to meet optimal capacity maximization during peak construction periods. The Company has also received ISO9001, ISO14001, and ISO28001 certifications.

Delivery Fleet

The Company has an extensive fleet of 54 concrete mixers, eight pump trucks, and an additional 10-20 rental vehicles, depending on project capacities. All vehicles are equipped with GPS and tracking devices from the plants central dispatch center in order to optimize capacity utilization, production and delivery schedules.

Management & Relationships

China-ACM is led by a well-rounded management team that in five years has built a fast-growing, highly-profitable concrete company. This has been achieved by consistently delivering quality products and services backed by a team of dedicated managers and employees. Collectively, the management team is well-educated in engineering, operations, construction materials and concrete experience. Through the Company’s extensive relationships with R&D institutions and industry associations, China-ACM has access to a large pool of experienced managers and knowledgeable advisors.
(See Management Section for additional details)

The R&D Institute is 50% owned by Xianfu Han (Chairman), 45% by Weili He (Vice Chairman), and 5% Laijnu Lu (Chief Engineer & VP).

The R&D Institute provides China-ACM with exclusive access to the latest material science and technology in aggregate, high performance concrete and pre-cast concrete via a 5-year technology transfer agreement. China-ACM’s research and development expense amounted to $165,404 and $213,430 for the fiscal years ended June 30, 2007 and 2006, respectively.

Employees

The Company currently employs 182 employees and expects to rapidly expand its employee base with experienced engineers, lab directors, sales managers, sales representatives, as well as technical college graduates and skilled laborers/drivers. The Company’s personnel base is projected to increase substantially with the Company’s expansion and opening of new plants and mixing facilities.

Executives Management & Sales	10
Technical & Engineering Staff	20
Production Staff	35
Administrative Staff
Drivers & Heavy Equipment Operators	92
Total	182
*Additional temporary workers hired depending upon business activity.

Philosophy & Committed Environmental Goals

China-ACM is committed to the development of environmentally sensitive products in hopes of lessening the extent of global warming in China. The Company uses components in their cement mixtures that are environmentally friendly and satisfactory to the Chinese government’s regulations. China-ACM’s goal is to continue to use at least 30% recyclable components in their mixtures in order to do their part in fighting global warming. In addition, the Company is working to take a strong leadership position in addressing environmental issues by:

-	Increasing energy efficiency

-	Reducing air emissions

-	Managing and minimizing waste

The Company is currently discussing the development of a standards board that will assist the government in setting national guidelines and recommendations.

China-ACM hopes to be one of the leading companies making positive changes towards environmental protection initiatives in China. Future aspirations include setting attainable goals for the recycling and proper disposal of waste materials. One of these practices will be to adhere to the philosophy of industrial ecology, which is the use of waste from other industries as raw material.

Honors & Certifications

China-ACM has received many notable awards, honors and certifications in conjunction with its products and services in the construction industry.
-	Development and Reform Commission of Beijing - the right to use certain ready-mix materials

-	ISO9001 - Authentication Certification of Product Quality

-	ISO14001 - Authentication Certification of Environmental Safety

-	ISO28001 - Authentication Certification of Employment Environment Safety

-	Concrete Products Quality awards

IV. Growth Strategy

Growth Objectives

China-ACM has successfully grown since its inception five years ago. The Company, upon securing further financing, aspires to be a leader in the concrete manufacturing industry by increasing its manufacturing capacity, geographic expansion, continued research and innovation, product line additions to build on its impressive reputation.

Capacity Expansion via Building New Plants

China-ACM plans to add two to three additional plants within the next six to eighteen months in order to meet existing contracts and anticipated demand. Management plans to add three more mixer stations in FY2009 and FY2010 as part of its long-term company expansion plans.

Beijing-Shanghai High Speed Railways has total construction budgets of $11.6 billion (RMB837 billion reported by Jing Hua News, Jan.6, 2008 issue). China-ACM is currently working on securing ready-mix concrete contracts from rewarded general contractors.

Having taken part in the successful completion of the Dongguan Bridge Project, China-ACM sees Tianjin City as a ripe opportunity for further geographic expansion. Tianjin’s proximity to Beijing is merely 120 km away, and this is a desirable opportunity because Tianjin is the 3rd largest city in China with no dominant players in the local concrete sector.

Mergers and Acquisitions

Given that smaller companies may find it difficult to survive in a competitive marketplace, buying rather than building capacity is an option that will be considered by China-ACM if replacement cost is higher than purchase prices. The Company is currently looking into acquiring smaller concrete manufacturers in China as part of their company expansion plan; further information will be reported when key details have been confirmed. No Letters-of-Intent have been entered into or specific targets identified at this time.

Vertical Integration

If China-ACM is able to secure financing and grow its revenues in subsequent years, the Company plans to acquire smaller companies within the construction industry, develop more material recycling centers, and hire more industry talents.

Supply Chain Efficiencies & Scale

With the focus on growing profits during company expansions, management foresees cost savings of 5% or more in coming years by further streamlining its supply chain process and leveraging their economies of scale. China-ACM plans to produce an aggregate for use in projects and to expand product offerings to include pre-cast concrete.

V. Products

Overview

As architectural designs have become more complex, challenging, and modern in scope, the need for technology driven companies such as China-ACM to provide high-end specialty concrete mixtures has been rapidly accelerating. Increasing demand for state-of-the-art cement mixtures has spurred the Company’s technological innovation and its ability to provide advanced mixtures of building materials that meet project specific engineering and environmental specifications. The Company produces a C15 to C100 range of concrete materials and specializes in an array of specialized ready-mixed concretes tailored to each project’s technical specifications and environmental standards.

Ready-Mix Formulations

China-ACM specializes in “ready-mixed concrete”, a concrete mixture made at the concrete Company's facility. Such concrete is by far the most common form of concrete, and accounts for nearly three-fourths of all concrete made. Ready-mixed concrete is mixed on demand and is shipped to worksites by concrete mixer trucks.

This sector in the concrete market is growing at an immensely fast rate thanks to the Chinese government’s implementation of Decree #341 in 2004. This law bans on-site concrete production in over 200 cities across China, with the goal of reducing environmental damages from onsite cement mixing and improves the quality of cement used in construction. The use of ready-mix concrete minimizes worksite noise, dirt and congestion, and most additives used in ready-mix concrete are environmentally safe. The Company takes pride in being a leader in the production of environmentally safe concrete while maintaining their competitive edge in the cement industry. China-ACM’s goal is to continue to use at least 30% recyclable components in their mixtures in order to do their part to protect the environment.

Products

China-ACM is building a product portfolio that serves the diverse needs of its developing customer pipeline, as well as their unique construction and infrastructure projects. The Company mainly specializes in ready-mix concrete formulations from controlled low-strength material to high-strength concrete, each specifically formulated to meet the individual needs of each project. The Company provides both industry standard and highly innovative products which include:

Common Industry Mixtures (Customized to Project)

- Ready-mixed Concrete Blends: C10 to C100

- Controlled Low-Strength Material (CLSM)

- High-Strength Concrete with Customized Fibers

- Soil Cement, Unique Foundation Concrete

Industry Leading Mixtures - Highly Technical Blends - Compound Admixture Concrete - Lightweight Aggregate Concrete - Energy-saving Phase change thermostat concrete - C100 High Performance Concrete

VI. Sales & Customers

Overview

Recent notable projects and clients include:

▪ ▪ ▪
CCTV New Site with client China State Construction Engineering Corp.  $3,966,114

Beijing-Tianjin Intercity Rail with client Beijing Railway Construction Company Ltd.  $6,492,000

Beijing South Railway Station with client Beijing Railway Construction Company Ltd.  $4,293,113   (project has not finished yet)

▪	Beijing Olympic Park Conference Center with client China State Construction Engineering Corp. $1,402,236

The Company was also the exclusive concrete supplier to the new U.S. Embassy Project, which satisfied both the U.S. and the international ASTM standards. The U.S. Embassy project size was 50,000 cubic meters and in this regard, the U.S. Embassy purchased its materials and China-ACM processed the ready mix concrete. The project was completed in 2007 with total project sales & services revenue of $400,000.

Developing New Relationships

China-ACM’s sales strategy focuses on building new long-term cooperative relationships with some of China’s top construction companies as they leverage the Company’s reputation and enter new markets. The Company’s sales representatives are actively building relationships in target markets comprised of the Chinese government, general contractors, architects, engineers, and other potential sources of new business. Its sales efforts are further supported by the executive officers and engineering personnel, who have substantial experience in the design, formulation and implementation of advanced construction and concrete materials projects.

Public Relations

Marketing efforts are geared towards advancing China-ACM as the supplier of choice for building China’s most modern and challenging projects. The Company is constantly seeking ways to raise its profile and leverage additional publicity. To this end, the Company plans to expand its presence at leading construction industry events and in periodicals to build on its successful reputation. The primary goal when expanding into new markets is to reinforce the sales effort by promoting positive testimonials and success stories from the Company’s strong base of high profile clients.

VII. Competitive Advantages

Overview

China-ACM is already recognized as one of Beijing’s leading advanced concrete and construction materials companies. The Company’s strong contractor relationships, superior technical knowledge, and strong executive team all position China-ACM for strong continued growth.

Contractor Relationships

China-ACM has thrived over the past five years by winning contracts with major construction contractors that are responsible for key infrastructure, commercial and residential projects. China-ACM focuses on large project and large customers. In the FY2007, top ten customers’ sales were 74.32% of company entire sales. Three large customers each have sales of 20%, 11.25%, and 10.83% of entire China-ACM sales.

Technological Knowledge

China-ACM’s technological knowledge gives it the ability to win major infrastructure projects, and winning major projects give the Company leverage to acquire less sophisticated operators, increase production volumes, and implement quality standards and environmentally sensitive policies. China-ACM’s 5 year contract with R&D Institute has exclusive terms.

Innovation Partners & Collaboration Efforts

The Company has close relationships with Tsinghua University and Xi’an University of Architecture and Technology and Beijing Dongfangjianyu Institute of Concrete Science & Technology (Beijing Concrete Institute). Through the 5 year contract between the two parties, China-ACM sets it apart from many of its competitors by gaining access to a wide array of resources and knowledge.

Size & Capital

Access to capital is increasingly becoming a key success factor in the Chinese concrete industry as pressure on prices and margins are threatening to squeeze out smaller-scale providers (200,000 to 300,000 actual operating capacity ones). Contracts are won on a bid basis, typically for the length of a project, which can be up to 2 years each. China-ACM’s owned Xin Ao plant is top one in capacity and equipment in Beijing area. General contractors frequently prefer to work with large plant operating companies.

After securing financing, China-ACM will be able to expand throughout China by acquiring more fixed operating assets, manufacturing facilities, industry talents, and developing brand marketing.

VIII. Innovation

Overview

Construction materials companies are under extreme pressure to respond quickly to industry demands with new designs and product innovations that support rapidly changing technical demand and regulatory requirements. The engineering and technical expertise of the Company’s management team, advisors and key personnel, together with the emphasis on continued research and development identifies and brings new, innovative products to the market using the latest technologies, materials and processes.

China-ACM is devoting a substantial amount of attention to the research and development of advanced construction materials that meet the demands of project specific needs while leading the industry in value, practices, materials and processes. The Company prides itself in its ability to commit to constant innovations, sophisticated in house R&D and testing facilities, a highly technical onsite team, leading market research, cooperation with a leading research institution, experienced management and advisory board, and close relationships with leading concrete materials experts. China-ACM’s research and development expense amounted to $165,404 and $213,430 for the years ended June 30, 2007 and 2006, respectively.

University Relationships & Cooperation Agreements

The Company has strong relationships with Tsinghua University and the Xi’an University of Architecture and Technology. China-ACM has signed a cooperation agreement with Tsinghua University for A) the use of and sharing of highly technological equipment, newly developed testing and inspection processes; and B) the development of new techniques and discoveries related to advanced building materials. The Company has also co-developed a new construction material development center with Xi’an University of Architecture and Technology and the parties have signed a technology sharing agreement.

Beijing Concrete Institute Partnership

The Beijing Dongfangjianyu Institute of Concrete Science & Technology (Beijing Concrete Institute) has 40 employees, with five senior research fellows, and 15 middle level researchers, and of which the vast majority have university degrees. The Institute and its staff have participated and collaborated with national and local Beijing government agencies to establish the following industry standards:

•	Specification For Mix Proportion Design of Ordinary Concrete JGJ55-2000
•	Code for Acceptance of Constructional Quality Of Concrete Structures GB 50204-2002
•	Applied Technical Specification of Mineral Admixtures In Concrete DBJ/T01-64-2002
•	Ready-Mixed Concrete GB/T 14902-2003
•	Practice Code for Application of Ready-Mixed Mortar DBJ 01-99-2005
•	Management Specification of Quality for Ready-Mixed Concrete
•	Technical Requirement for Environmental Labeling Products Ready-Mixed Concrete HJ/T412-2007
•	Technical Code for Application of Mineral Admixture GBJXX-XX (in the approval process)
•	Standard For Inspection And Assessment of Strength Of Concrete GBJ107-XX (in discussion)

China-ACM has a close association with the Beijing Concrete Institute and has been able to incorporate many of these research findings into its operations, products, and procedures. The Beijing Concrete Institute was established by China-ACM’s Chairman and Vice Chairman, which currently maintain majority ownership. As such, the Company works very closely with the institute and has been granted exclusive areas for development purposes of China’s ACM’s existing plant’s regional projects (all projects within a 30 to 50 kilometer radius in return for sponsoring multiple research initiatives).

China-ACM is able to use the Research Findings & Technical Publication and Procedures of the Beijing Concrete Institute in its business, which provides technological advantages over many of its competitors. Because China-ACM’s five year Exclusive Contract with the institute, and its Chairman and Vice Chairman’s ownership of the institute, it prevents other competitors from using the same finding for commercial use. Some of these findings include:

•	Research on Compound Admixture HPC; 3rd Class Award for China Building Materials Science & Technology Progress.
•	Research and Application of C100 HPC; 3rd Class Award for Beijing Science & Technology Progress.
•	Research on pumping Light Aggregate Concrete; Innovation Award for China Building Materials Science & Technology.
•	Research and Application of Green (nontoxic) HPC; First Prize for Beijing Science & Technology Progress.
•	Construction Technology of HPC for the Capital International Airport
•	Research on Production and Construction Technology of Phase Change Energy-saving Thermostat Concrete and Mortar
•	Polycarboxylate Series High Performance Water Reducing Agent Compositing Technique
•	State Swimming Center for Concrete Cracking Control Technology

In addition, China-ACM has board membership and deep access to the institute’s technology, research, and facilities. Due to this close relationship, China-ACM is able to collaborate closely with the institute and its executives. The institute and its executives play a strong role recommending industry standards, advising on major infrastructure developments, and creating and maintaining strong connections with leading developers, construction companies, and governmental officials.

Successful Innovations

Some of China-ACM’s more advanced products and processes developed through its relationships with leading research institutes and universities include:

C100 High Performance Concrete

High Strength Concrete is often defined as concrete with a compressive strength greater than 6000 psi (41 MPa). The primary difference between high-strength concrete and normal-strength concrete relates to the compressive strength that refers to the maximum resistance of a concrete sample to applied pressure. Manufacturing high-strength concrete involves making optimal use of the basic ingredients that constitute normal-strength concrete.

Through its collaborative efforts China-ACM has developed a high performance concrete. This mixture can be produced at an impermeable grade above P35, and can be used for self-waterproofing concrete structural engineering as the water-cement (W/C) ratio and carbonized shrinking is minimal and the structure is close-grained.

Only a limited number of firms in the Beijing area have the expertise to produce C100 High Performance Concrete.

Compound Admixture Concrete

This new compound mineral admixture is a composite of coal powder, mineral powder and mineral activators blended to specific proportions. This new admixture improves activity, filling, and super-additive effects of the concrete and also improves the compatibility between cement and adding. The new admixture is the sixth composite of the concrete which adds water reducing admixture to produce a high quality concrete.

Lightweight Aggregate Concrete & Innovative Pumping Technology

This invention involves a pumping technology of lightweight aggregate. It is a pretreatment method of lightweight aggregate, i.e. pre-wet and pressurized pre-made shell technology. Setting appropriate times and pressure, lightweight aggregate will reach an appropriate saturation state under pressure after it is put into a custom designed sealed pressure vessel. After preservation, a shell will be made. Lightweight aggregate concrete prepared using the above pretreatment method, will dry quicker under pumping pressure, and maintain saturation state. Accordingly, lightweight aggregate concrete will be easily pumped which can shorten construction time.

Energy-saving Technologies of Phase Change Thermostat Concrete

Energy conservation concrete may adjust and reflect process temperature, and temperature self-control may solve cracking brought by cement heat of hydration in large-scale concrete.

Polycarboxylate Series High Performance Water Reducing Agent Compositing Technique

The research and produce of water reducing admixture in the world tends to be high performance and low pollutting. Super plasticizer Polycarboxylate series with high water reducing rates is an attractive admixture in that it prepares high strength concrete, super-strength concrete, high fluidity and super plasticizer concrete, self-dense concrete. The water reducing rate of Polycarboxylate series product may reach 20% to 25%, which is higher than the currently used Naphthaline series water reducing agent. The cost of the water reducing agent is well situated and it may be used to prepare high strength and performance concrete instead of the Naphthaline series water reducing agent.

Application of Reused Water in Concrete

The re-use of waste water of a concrete plant to mix concrete is significant as its saves production costs, minimizes fresh water use and represents an efficient approach to address industrial wastes. The practical application of this effort is a further step towards the goal of minimal pollution and emissions.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

•	SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN CHINA.

Substantially all of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects. The economy of China has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may have a negative effect on us.

•	OUR PLANS TO BUILD ADDITIONAL PLANTS AND TO IMPROVE AND UPGRADE OUR INTERNAL CONTROL AND MANAGEMENT SYSTEM WILL REQUIRE CAPITAL EXPENDITURES IN 2008.

Our plans to build additional plants and to improve and upgrade our internal control and management system will require capital expenditures in 2008. We may also need further funding for working capital, investments, potential acquisitions and joint ventures and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

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THREE CUSTOMER ORDERS CONSISTED OF 42.08% OF THE NET SALES OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 2007 AND THE LOSS OF ANY OF THESE THREE CUSTOMERS CAN RESULT IN A DEPRESSIVE EFFECT ON OUR NET PROFIT.

Our Company focuses on large projects for large Chinese customers. In this regard, during the fiscal year ended June 30, 2007, three Chinese customers orders consisted of 42.08% of the net sales of the Company. However, should we lose any of these three customers in the future and are unable to obtain additional customers, our net profit will decrease.

•	WE MAY EXPERIENCE MAJOR ACCIDENTS IN THE COURSE OF OUR OPERATIONS, WHICH MAY CAUSE SIGNIFICANT PROPERTY DAMAGE AND PERSONAL INJURIES.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

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OUR PLANNED EXPANSION AND TECHNICAL IMPROVEMENT PROJECTS COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, FAILURES TO RECEIVE REGULATORY APPROVALS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, failures to receive regulatory approvals, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

•	WE COULD FACE INCREASED COMPETITION.

Our principal market, Beijing, has enjoyed stronger economic growth and a higher demand for construction than other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. We believe this trend will continue and probably accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

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WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

•	WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

•	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

•	NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

•	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

•	THE TRANSACTION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A UNITED STATES SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Company's operating subsidiary prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

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IF WE ARE UNABLE TO ACCURATELY ESTIMATE THE OVERALL RISKS OR COSTS WHEN WE BID ON A CONTRACT WHICH IS ULTIMATELY AWARDED TO US, WE MAY ACHIEVE A LOWER THAN ANTICIPATED PROFIT OR INCUR A LOSS ON THE CONTRACT.

Substantially all of our revenues and contract backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause the contract not to be as profitable as we expected, or may cause us to incur losses. This, in turn, could negatively affect our cash flow, earnings and financial position.

The costs incurred and gross profit realized on those contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

•	onsite conditions that differ from those assumed in the original bid;

•	delays caused by weather conditions;

•	later contract start dates than expected when we bid the contract;

•	contract modifications creating unanticipated costs not covered by change orders;

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changes in availability, proximity and costs of materials, including steel, concrete, aggregate and other construction materials (such as stone, gravel and sand), as well as fuel and lubricants for our equipment;

•	availability and skill level of workers in the geographic location of a project;

•	our suppliers’ or subcontractors’ failure to perform;

•	fraud or theft committed by our employees;

•	mechanical problems with our machinery or equipment;

•	citations issued by governmental authorities

•	difficulties in obtaining required governmental permits or approvals;

•	changes in applicable laws and regulations; and

•	claims or demands from third parties alleging damages arising from our work or from the project of which our work is part.

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ECONOMIC DOWNTURNS OR REDUCTIONS IN GOVERNMENT FUNDING OF INFRASTRUCTURE PROJECTS, OR THE CANCELLATION OF SIGNIFICANT CONTRACTS, COULD REDUCE OUR REVENUES AND PROFITS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our business is highly dependent on the amount of infrastructure work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new or replacement infrastructure, the priorities placed on various projects funded by governmental entities and national or local government spending levels. Decreases in government funding of infrastructure projects could decrease the number of civil construction contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.

Contracts that we enter into with governmental entities can usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A sudden cancellation of a contract or our debarment from the bidding process could cause our equipment and work crews to remain idled for a significant period of time until other comparable work became available, which could have a material adverse effect on our business and results of operations.

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OUR OPERATIONS ARE CURRENTLY FOCUSED IN CHINA, AND ANY ADVERSE CHANGE TO THE ECONOMY OR BUSINESS ENVIRONMENT IN CHINA COULD SIGNIFICANTLY AFFECT OUR OPERATIONS, WHICH WOULD LEAD TO LOWER REVENUES AND REDUCED PROFITABILITY.

Our operations are currently concentrated in China. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in China, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

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OUR INDUSTRY IS HIGHLY COMPETITIVE, WITH A VARIETY OF LARGER COMPANIES WITH GREATER RESOURCES COMPETING WITH US, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD REDUCE THE NUMBER OF NEW CONTRACTS AWARDED TO US OR ADVERSELY AFFECT OUR MARGINS ON CONTRACTS AWARDED.

Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes recognizing other factors, such as shorter contract schedules or prior experience with the customer. Within our markets, we compete with many national, regional and local construction firms. Some of these competitors have achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we have. In addition, there are a number of national companies in our industry that are larger than us that, if they so desired, could establish a presence in our markets and compete with us for contracts. As a result, we may need to accept lower contract margins in order to compete against these competitors. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

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OUR DEPENDENCE ON SUBCONTRACTORS AND SUPPLIERS OF MATERIALS, INCLUDING PETROLEUM-BASED PRODUCTS, COULD INCREASE OUR COSTS AND IMPAIR OUR ABILITY TO COMPLETE CONTRACTS ON A TIMELY BASIS OR AT ALL, WHICH WOULD ADVERSELY AFFECT OUR PROFITS AND CASH FLOW.

We rely on third-party subcontractors to perform some of the work on many of our contracts. We do not bid on contracts unless we have the necessary subcontractors committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot obtain third-party subcontractors, our profits and cash flow will suffer.

•	FOLLOWING CLOSE OF THIS EXCHANGE AGREEMENT OUR DIRECTORS WILL HAVE CONTROL OF US

Xianfu Han, Chairman of the Board of Directors, and Weile He, Vice-Chairman of the Board of Directors, in the aggregate will own approximately 85.84% of our issued and outstanding common stock following the Closing of the Exchange Agreement. Therefore, they will control us and can control the election of our directors and officers.

Risks Relating to the People's Republic of China

•	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

•	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

•	CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Reminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

China ACM’s operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

•	EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

•	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

•	TO DATE, WE HAVE NOT BEEN SUBJECT TO TAX LIABILITIES UNDER PRC TAX LAWS. HOWEVER, WE WILL INCUR TAX LIABILITIES GOING FORWARD WHICH MAY REDUCE OUR NET INCOME.

We are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pay a reduced rate of 15%.

The Company is granted income tax exemption from January 1, 2003 to December 31, 2007. Accordingly, for the six months ended December 31, 2007 and 2006, the provision for income taxes amounted to $0, and $0, respectively. The estimated tax savings due to this tax exemption for the six months ended December 31, 2007 and 2006 amounted to $816,413 and $508,217, respectively.

Since the detailed guidelines of the new tax law were not publicized yet, the Company cannot determine what the new tax rate (15% or 25%) will be applicable to the Company and its subsidiaries after the end of their respective tax holiday terms.

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are also subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

Due to the Company’s VAT tax exempt status, the Company did not pay any VAT tax and the VAT collected from its customers is recorded as other subsidy income until the expiration of exemption in August 2009.

Once our exemptions expire, we will incur income tax and VAT liabilities, which will reduce our net income.

•	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Risks Associated with our Securities

•	RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

•	WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

•
OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Xin Ao Construction Materials, Inc. (“BVI-ACM”) for the six months ended December 31, 2007 and 2006 and for the fiscal years ended June 30, 2007 and 2006, should be read in conjunction with the Selected Consolidated Financial Data, BVI-ACM’s financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

BVI-ACM, with its subsidiaries, engages in the production of advanced construction materials for large scale commercial, residential, and infrastructure developments. The Company is primarily focused on producing and supplying a wide range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. BVI-ACM owns 100% of the issued and outstanding capital stock of Beijing Ao Hang Construction Materials Technology, Ltd. (“China-ACMH”), a company incorporated under the laws of the People’s Republic of China (“PRC”). On November 28, 2007, China-ACMH entered into a series of contractual agreements with Beijing Xin Ao Concrete Co., Ltd. (“Xin Ao”), a company incorporated under the laws of the PRC, and its two shareholders in which China-ACMH effectively takes over management of the business activities of Xin Ao and has the right to appoint all executives and senior management and the members of the board of directors of Xin Ao. The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting and Services Agreement and an Operating Agreement, through which China-ACMH has the right to advise, consult, manage and operate Xin Ao for an annual fee in the amount of Xin Ao’s yearly net profits after tax. Additionally, Xin Ao’s Shareholders have pledged their rights, titles and equity interest in Xin Ao as security for China-ACMH to collect technical consulting and services fees provided to China-ACMH through an Equity Pledge Agreement. In order to further reinforce China-ACMH’s rights to control and operate Xin Ao, Xin Ao’s shareholders have granted China-ACMH the exclusive right and option to acquire all of their equity interests in Xin Ao through an Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company has consolidated Xin Ao’s operating results, assets and liabilities within its financial statements.

BVI-ACM, China-ACMH operates and controls Xin Ao through the Contractual Arrangements. BVI-ACM used the Contractual Arrangements to acquire control of Xin Ao, instead of using a complete acquisition of Xin Ao’s assets or equity to make Xin Ao a wholly-owned subsidiary of BVI-ACM because (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange transactions, PRC law requires Xin Ao to be acquired for cash and BVI-ACM was not able to raise sufficient funds to pay the full appraised value for Xin Ao’s assets or shares as required under PRC law.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The accompanying consolidated financial statements include the financial statements of BVI-ACM and its wholly owned subsidiary, China-ACMH and its variable interest entity Xin Ao. All significant inter-company transactions and balances have been eliminated in consolidation. BVI-ACM, its subsidiary and Xin Ao, together are referred to as the Company. In accordance with FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46(R)”), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. In connection with the adoption of FIN 46(R), the Company concludes that Xin Ao is a VIE and BVI-ACM is the primary beneficiary. Under FIN 46(R) transition rules, the financial statements of Xin Ao are then consolidated into the Company’s consolidated financial statements.

Our management's discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing at Exhibits 99.2 and 99.3, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Foreign currency translation

Our reporting currency is the US Dollar, however, we use local currency Renminbi (“RMB”), as our functional currency. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period, and equity is translated at historical exchange rates.

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operations.

Inventories

Inventories, consisting of raw materials related to our products, are stated at the lower of cost or market, using a weighted average cost method. We review our inventory periodically to identify obsolete goods and/or to determine if any reserves are necessary for potential obsolescence.

Accounts receivable, trade and allowance for doubtful accounts

Our business operations are conducted in the PRC. During the normal course of business, we extend unsecured credit to customers by selling on various credit terms. We review our accounts receivable at each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. Our existing reserve is consistent with its historical experience and considered adequate by the management.

Plant and equipment

Plant and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 5% residual value. Estimated useful lives of the assets are as follows:

Useful Life
Transportation equipment	10 years
Plant machinery	10 years
Office equipment	5 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and are placed into service. Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

The cost and related accumulated depreciation and amortization of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations.

Long-lived assets of the Company are reviewed periodically or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue recognition

We recognize revenue in accordance with SAB No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), which specifies that revenue is realized or realizable and earned when four criteria are met:

•	Persuasive evidence of an arrangement exists (the Company considers its sales contracts to be pervasive evidence of an arrangement);
•	Delivery has occurred or services have been rendered;
•	The seller’s price to the buyer is fixed or determinable; and
•	Collectibility of payment is reasonably assured.

We sell our products mainly to major local construction companies. Sales agreements are signed with each customer. The agreements list all terms and conditions with the exception of delivery and quantity terms, which are evidenced separately in purchase orders. We do not sell products to customers on a consignment basis. There is no right of return after the product has been injected into the location specified by the contract and accepted by the customer. Titles are transferred after the products are shipped and accepted by customer.

We recognize revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of our products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 6% of the gross sales price.

Due to the fact that we use recycled raw materials to manufacture our products, the State Administration of Taxation has granted us a VAT Tax Exemption from August 2005 through August 2009. The VAT taxes collected from customers are kept by us and recorded as Other Subsidy Income due to the above mentioned exemption. The loss of the VAT Tax Exemption after August 2009 will increase our tax liability and may decrease our net income.

The purchase price of our products is fixed and customers are not allowed to renegotiate pricing after contracts have been signed.

Shipping and handling

Shipping and handling costs related to costs of the raw material purchased is included in cost of revenues.

Research and development costs

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment or depreciated over their estimated useful lives.

Income taxes

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No.48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on our financial position or results of operations.

The Company is governed by the Income Tax Law of the People’s Republic of China (PRC). We adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. Since we had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts as of June 30, 2007.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted by using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principal, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being assumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on our financial statements.

Deferred taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred taxes are charged or credited to the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and we intend to settle its current tax assets and liabilities on a net basis.

Chinese Income Tax

The Company and its subsidiary are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

Beijing Xin Ao has been using recycled raw materials in its production since its inception which entitled us to an income tax exemption from January 1, 2003 through December 31, 2007 as granted by the State Administration of Taxation, PRC. The Company will apply for renewal of the income tax exemption. However in the interim, the Company estimates its income as of January 1, 2008 will be taxed at a rate of 25%.

PRC law requires that before a foreign invested enterprise can legally distribute profits to its partners, it must satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions made at the discretion of the Board of Directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the common welfare fund and represent restricted retained earnings.

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 6% of the gross sales price for the company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product. Due to the fact that we use recycled raw material to manufacture our products, the State Administration of Taxation has granted us a VAT Tax Exemption from August 2005 through August 2009. The VAT tax collected from customer is kept by us and recorded as Other Subsidy Income in other income, net in the accompanying financial statements.

Company reporting year end

For US financial statement reporting purposes beginning from 2006, the Company has adopted June 30 as its fiscal year end.

RESULTS OF OPERATIONS

Comparison of Six Months Ended December 31, 2007 and 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of total net sales:

	For the Six		For the Six
	Months Ended		Months Ended
	December 31,	% of	December 31,	% of
	2007	Revenue	2006	Revenue
	(Unaudited)		(Unaudited)
REVENUE	$13,050,518	100.00%	$10,079,945	100.00%

COST OF SALES	10,550,302	80.84%	8,056,463	79.93%

GROSS PROFIT	2,500,216	19.16%	2,023,482	20.07%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	629,266	4.82%	658,652	6.53%

INCOME FROM OPERATIONS	1,870,950	14.34%	1,364,830	13.54%

TOTAL OTHER INCOME, NET	607,765	4.66%	175,222	1.74%

INCOME BEFORE PROVISION FOR INCOME TAXES	2,478,715	18.99%	1,540,052	15.28%

PROVISION FOR INCOME TAXES	-	0.00%	-	0.00%

NET INCOME	2,478,715	18.99%	1,540,052	15.28%

OTHER COMPREHENSIVE INCOME:
Unrealized gain from marketable securities	23,443	0.18%	2,844	0.03%
Foreign currency translation adjustment	559,325	4.29%	84,372	0.84%

COMPREHENSIVE INCOME	$3,061,483	23.46%	$1,627,268	16.14%

Comparison of Six Months Ended December 31, 2007 and 2006

REVENUES. For the six-month period ended December 31, 2007 as compared to the six-month period ended December 31, 2006, the Company generated revenues of $13,050,518 and $10,079,945 respectively, reflecting an increase of approximately 29.47%, of which approximately 22.6% is attributable to increased sales, with the rest being due to the exchange rate effect of appreciating RMB against USD. The average price of our products remained relatively stable from 2006 to 2007 while the sales volume increased in 2007, which largely accounted for the increased sales revenue. That’s because we picked up more projects and some existing projects accelerated during the year, with the most prominent ones being the CCTV new broadcasting site, Beijing-Tianjin intercity rail and Beijing south railway station. We believe our sales will continue to grow as we leverage on our existing infrastructure, begin to target accretive acquisition of existing ready-mixed plants, as well as expand into other geographical markets. .

GROSS PROFIT. Cost of Sales, which consists of direct labor, overhead and product costs was $10,550,302 for six months ended December 31, 2007 as compared to $8,056,463 for six months ended December 31, 2006, an increase of 31%, which is approximately in line with the increase in sales. Gross profit was $2,500,216 for six months ended December 31, 2007 as compared to $2,023,482 for six months ended December 31, 2006, representing gross margins of approximately 19.16% and 20.07%, respectively. The 24% increase in gross profits is mostly attributable to increased sales. We believe that this trend will continue because sales will continue to grow while gross margin will remain relatively stable at the current level.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $629,266 for the six months ended December 31, 2007, a decrease of $29,386, compared to $658,652 for the six months ended December 31, 2006. While the sales revenue has increased substantially from the same period last year, we have managed to keep our selling, general and administrative expenses at approximately the same level, which means increased efficiency and lower operating leverage.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs totaled $5,938 for the six months ended December 31, 2007, as compared to $113,752 for the six months ended December 31, 2006, a decrease of $107,814. The decrease was mainly because we had less new product development projects in 2007.

OTHER INCOME (EXPENSES). Our other income (expenses) consisted of valued added tax exemption from the government, financial income (expenses) and non-operation income (expenses). We had other income of $786,545 for the six months ended December 31, 2007 as compared to $606,655 for the six months ended December 31, 2006, an increase of $179,890. The increase in other income is mainly due to receiving of value added tax exemption from the government, which increased 29% and is in line with the increase in sales as this tax credit is related to gross sales price. We had other expenses of $178,780 for the six months ended December 31, 2007 as compared to $431,433 for the six months ended December 31, 2006, a decrease of $252,653. The decrease in other expenses is mainly due to lower interest expense in 2007. We further paid down our short-term bank loans in the second half of 2007 which resulted in lower interested expense and financial leverage as compared to the same period last year.

NET INCOME. We had net income of $2,478,715 for six months ended December 31, 2007 as compared to $1,540,052 for six months ended December 31, 2006, an increase of 61%. Excluding exchange rate effect, the increase in net income is attributable to increased sales volume as more projects being awarded to us and the acceleration of major existing projects, lower interest expenses as we paid down short-term bank loans, as well as increased government value added tax exemption in line with increased sales. Our net margin also improve from 15% for six months ended December 31, 2006 to 19% for six months ended December 31, 2007 due to lower interest expense and approximately same level of selling, general and administrative expenses on increased sales. Our management believes that both trends will continue as we utilize newly leased plants to increase the customer reach to construction sites located in Beijing, expand into other geographical areas, as well as vertically integrate our operations across the supply chain, which will further lower our costs and provide even greater profitability.

Comparison of Years Ended June 30, 2007 and 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of total net sales:

	Year Ended		Year Ended
	June 30,	% of	June 30,	% of
	2007	Revenue	2006	Revenue
REVENUE	$21,082,534	100.00%	$17,278,777	100.00%

COST OF SALES	16,393,134	77.76%	13,408,549	77.60%

GROSS PROFIT	4,689,400	22.24%	3,870,228	22.40%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,273,415	6.04%	1,319,741	7.64%

INCOME FROM OPERATIONS	3,415,985	16.20%	2,550,487	14.76%

TOTAL OTHER INCOME, NET	482,068	2.29%	61,192	0.35%

INCOME BEFORE PROVISION FOR INCOME TAXES	3,898,053	18.49%	2,611,679	15.11%

PROVISION FOR INCOME TAXES	-	0.00%	-	0.00%

NET INCOME	3,898,053	18.49%	2,611,679	15.11%

OTHER COMPREHENSIVE INCOME:

Unrealized gain from marketable securities	8,523	0.04%	14,661	0.08%

Foreign currency translation adjustment	461,570	2.19%	175,168	1.01%

COMPREHENSIVE INCOME	$4,368,146	20.72%	$2,801,508	16.20%

Comparison of Years Ended June 30, 2007 and 2006

REVENUES. For the year ended June 30, 2007 as compared to the year ended June 30, 2006, the Company generated revenues of $21,082,534 and $17,278,777 respectively, reflecting an increase of approximately 22.01%, of which approximately 18.23% is attributable to increased sales, with the rest being due to the exchange rate effect of appreciating RMB against USD. The average price of our products remained relatively stable across the two periods while the sales volume increased for the year ended June 30, 2007, which largely accounted for the increased sales revenue. That’s because we picked up more projects and some existing projects accelerated during the year 2007, with the most prominent ones being the CCTV new broadcasting site, Beijing-Tianjin intercity rail and Beijing south railway station. We believe our sales will continue to grow as we leverage on our existing infrastructure, begin to target accretive acquisition of existing ready-mixed plants, as well as expand into other geographical markets. .

GROSS PROFIT. Cost of Sales, which consists of direct labor, overhead and product costs was $16,393,134 for the year ended June 30, 2007 as compared to $13,408,549 for the year ended June 30, 2006, an increase of 22.26%, which is approximately in line with the increase in sales.. Gross profit was $4,689,400 for the year ended June 30, 2007 as compared to $3,870,228 for the year ended June 30, 2006, representing gross margins of approximately 22.24% and 22.40%, respectively. The 21.17% increase in gross profits is mostly attributable to increased sales. We believe that this trend will continue because sales will continue to grow while gross margin will remain relatively stable at the current level.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $1,273,415 for the year ended June 30, 2007, a decrease of $46,326 or 3.51%, compared to $1,319,741 for the year ended June 30, 2006. While the sales revenue has increased substantially from the same period last year, we have managed to keep our selling, general and administrative expenses down, which means increased efficiency and lower operating leverage.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs totaled $165,404 for the year ended June 30, 2007, as compared to $213,430 for the year ended June 30, 2006, a decrease of $48,026. The decrease was mainly because we had less new product development projects in 2007.

OTHER INCOME (EXPENSES). Our other income (expenses) consisted of valued added tax exemption from the government, financial income (expenses) and non-operation income (expenses). We had other income of $1,311,120 for the year ended June 30, 2007 as compared to $1,048,306 for the year ended June 30, 2006, an increase of $262,814. The increase in other income is mainly due to receiving of value added tax exemption from the government, which increased 22.01% and is in line with the increase in sales as this tax credit is related to gross sales price.. We had other expenses of $829,052 for the year ended June 30, 2007 as compared to $987,114 for the year ended June 30, 2006, a decrease of $158,062. The decrease in other expenses is mainly due to lower interest expenses incurred in 2007, which resulted from the mixed effect of increased short-term loans but lower interest on capitalized lease.

NET INCOME. We had net income of $3,898,053 for the year ended June 30, 2007 as compared to $2,611,679 for the year ended June 30, 2006, an increase of 49.25%. Excluding exchange rate effect, the increase in net income is attributable to increased sales volume as more projects being awarded to us and the acceleration of major existing projects during 2007, lower interest expense on capitalized lease, as well as increased government value added tax exemption in line with increased sales. Our net margin also improve from 15.11% for the year ended June 30, 2006 to 18.49% for the year ended June 30, 2007 due to lower interest expense and approximately same level of selling, general and administrative expenses on increased sales. Our management believes that both trends will continue as we utilize newly leased plants to increase the customer reach to construction sites located in Beijing, expand into other geographical areas, as well as vertically integrate our operations across the supply chain, which will further lower our costs and provide even greater profitability.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2007 and June 30, 2007 we had cash and cash equivalents of $633,185 and $1,494,092, respectively. We have historically met our liquidity requirements from a variety of sources, including internally generated cash and short-term borrowings from financial institutions.
Bank Loan.  Our short term loans represent amounts due to various banks, finance companies, unrelated companies with good business relationships with our Company, and employees, which are due on demand or normally within one year. We had a total of $5,876,735 outstanding on these loans as of June 30, 2007.

June 30,
2007
Loan from Huaxia Bank, with effective annual interest rate of 6.7275%, due July 11, 2007, guaranteed by an unrelated company.	$2,630,000
Loan from Beijing Rural Commercial Bank, with effective annual interest rate of 7.956%, due August 20, 2007, guaranteed by a financing company in exchange for a fee of 2.5% of the face amount of the loan.	3,024,500
Loan from various employees, with effective annual interest rate of 20%, due various dates between 2007 and 2008, unsecured.	222,235
Total short term loans	$5,876,735

Total interest expense on short term loans for the years ended June 30, 2007 and 2006 amounted to $682,688 and $584,944, respectively.

Short-term loan repayment. We repaid the bank loan in the amount of approximately $2.6 million (RMB20 million) to Huaxia Bank on July 11, 2007 pursuant to the terms and conditions of the loan agreement.

The Company had a total of $3,642,747 outstanding on these loans as of December 31, 2007. The loans consisted of the following:

December 31, 2007
(Unaudited)
Loan from Huaxia Bank, with effective annual interest rate of 8.59%, due August 10, 2008, guaranteed by Company’s shareholder Mr. Han Xianfu.	$2,742,000

Loan from unrelated company Beijing Hengxin Huaxing Auto Accessories Company, with no interest, due upon demand, unsecured.	356,460

Loan from unrelated company Beijing Hongda Huaxin Wujinjidian Company, with no interest, due upon demand, unsecured.	191,940

Loan from various employees, with effective annual interest rate of 20%, due various dates between 2007 and 2008, unsecured.	352,347
Total short term loans	$3,642,747

Total interest expense on short term loans for the six months ended December 31, 2007 and 2006 amounted to $146,934 and $428,231, respectively.

Comparison of Six Months Ended December 31, 2007 and 2006

Net Cash From Operating Activities. We generated positive cash flow from operating activities for the six months ended December 31, 2007 and negative cash flow for the six months December 31, 2006. Specifically, net cash derived from operating activities totaled $1,508,450 for the six months ended December 31, 2007 as compared to ($1,626,334) for the six months ended December 31, 2006. The increase was primarily due to the increase in net income and a decrease in account receivables.

Net Cash Derived From/Used For Investing Activities.  Net cash used in investing activities was $11,385 for the six months ended December 31, 2007 and $15,760 for the six months ended December 31, 2006. The cash was used for the purchase of equipment, repairs and maintenance of the plant.

Net Cash Provided By/Used in Financing Activities. Net cash provided by financing activities totaled ($2,386,752) for the six months ended December 31, 2007 as compared to $2,552,347 for the six months ended December 31, 2006. The reason for this decrease was due to the repayment of a short term loan.

Cash.  As of December 31, 2007, we had cash on hand of $537,587.

Comparison of Years Ended June 30, 2007 and 2006

Net Cash From Operating Activities. We generated positive cash flow from operating activities for the fiscal year ended June 30, 2007 and for the fiscal year ended June 30, 2006. Specifically, net cash derived from operating activities totaled $2,833,576 for the year ended June 30, 2007 as compared to $6,273,744 for the year ended June 30, 2006. The decrease was primarily due to the decrease in accounts payable, partially offset by a decrease in accounts receivable. The accounts payable decreased significantly due to our suppliers’ demand for payment.

Net Cash Derived From/Used For Investing Activities.  Net cash used in investing activities was $241,004 for the fiscal year ended June 30, 2007 and net cash used in investing activities for the fiscal year ended June 30, 2006 was $105,644. The cash was mainly used for the purchase of equipment, as well as repairs and maintenance of the plant.

Net Cash Provided By/Used in Financing Activities. Net cash used in financing activities totaled $1,608,605 for the fiscal year ended June 30, 2007 as compared to $8,604,389 for the fiscal year ended June 30, 2006. The reason for this decrease was due to the decrease of short term loans.

Cash.  As of June 30, 2007, we had cash of $1,424,883, as compared to $403,822 as of June 30, 2006. This increase was due primarily to an increase in net income and a decrease in account receivables.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. On December 31, 2007, we had approximately $633,185 in cash and cash equivalents. A hypothetical 2 % increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The majority of the Company’s revenues and expenses were denominated in Renminbi (“RMB”), the currency of the People’s Republic of China. As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profits as the results are translated into U.S. Dollars for reporting purposes. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We recorded foreign currency translation adjustment of $559,325 and $84,372 for the six months ended December 31, 2007 and 2006, respectively. There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

Inflation. Inflation has not had a material impact on the Company’s business.

DESCRIPTION OF PROPERTY

Production Facilities and Equipment

Existing Plant

China-ACM provides materials and services through its seven ready-mixed concrete plants network covering Beijing.

China-ACM has 1 owned plant, 2 leased plants, and technical services & preferred procurement agreements with 4 other independently operated plants. Its owned and leased plants have a total annual operating capacity of 1,584,000 cubic meters.

The leasing term with Beijing Xiangjia Concrete Co., Ltd ("Xiangjia") is three years, from January 1, 2008 to December 31, 2010. China-ACM shall pay Xiangjia RMB1.1 million (US$150,892) for calendar 2008 and RMB2.45 million (US$336,077) each year for calendar year 2009 and 2010. China-ACM shall pay the total by three payments which are 40% before January 10th, 25% before August 10th and 35% before October 10th.

The leasing terms with Beijing Xinbiao Construction Material Co., Ltd. ("Xinbiao") is eight years, from February 16, 2008 to February 15, 2016. China-ACM should pay Xinbao RMB4.5 million (US$617,284) for the first year and RMB5 Million (US$685,871) for each following year. The payment term for each year is quarterly, before the 15th of each quarter.

In fiscal year 2007 and in the first half of its fiscal year 2008, China-ACM operated only its owned plant with an operating capacity of 768,000 cubic meters, operating capacity 1 million cubic meters. In fiscal year 2007, China-ACM produced approximately 660,000 cubic meters ready mix concrete. In second half of its fiscal year 2008, China-ACM entered leasing agreements with Beijing Xinbiao Concrete Co., Ltd. and Beijing Xiangjia Concrete Co., Ltd. The two newly lease plants increased China-ACM’s operating capacity from 768,000 cubic meters to 1,584,000 cubic meters, which represents an increase of 816,000 cubic meters in total operating capacity.

China-ACM owned plant currently operates from a 44,401 square meter facility that is located in Beijing, with 4,500 square meters allocated for facilities and offices. This facility features sophisticated infrastructure for efficient use of raw materials, computerized monitoring, testing of production runs, and carefully coordinated delivery of raw materials. Since daily production volumes are dependent upon timing and the delivery schedules of contracted projects, annual capacity can fluctuate but is estimated to be roughly 550,000 to 800,000 cubic meters annually actually produced. This facility is capable of operating on a 24/7 basis to meet optimal capacity maximization during peak construction periods. The Company has also received ISO9001, ISO14001, and ISO28001 certifications.

Delivery Fleet

The Company has an extensive fleet of 54 concrete mixers, eight pump trucks, and an additional 10-20 rental vehicles, depending on project capacities. All vehicles are equipped with GPS and tracking devices from the plants central dispatch center in order to optimize capacity utilization, production and delivery schedules.

MANAGEMENT

Appointment of New Officers and Directors

In connection with the Exchange Agreement, we appointed 3 new directors to our board and hired 3 new officers. Furthermore, concurrent with the closing of the Exchange Agreement, Brandi Iannelli, our former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman and Frank Iannelli, our former Secretary, Treasurer and Director resigned from these positions.

 The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Xianfu Han	50	Chief Executive Officer and Chairman of
		the Board of Directors
Weili He	52	Chief Operating Officer and Vice Chairman
		of the Board of Directors
Xiangsheng (Norman) Xu	47	President, Director

After completion of this Offering, we plan to hire other independent board of directors and establish an Audit Committee with a Financial Expert.

Business Experience

The following summarizes the occupation and business experience for our officers, directors, key employees and advisory board:

Xianfu Han, Chief Executive Officer and Chairman of the Board of Directors
Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the "Local Standard of Mineral Admixtures" regulations and was responsible for the "Research and Application of Green High Performance Concrete" published by the Ministry of Construction.

From January 2003 to present, Mr. Han has been working with Xin Ao as Chairman of the Board of Directors. His main responsibility is daily board leadership and strategy. From November 2002, Mr. Han was Chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibility is daily management work. January 2001 to March 2007, Mr. Han was the former Executive Vice Chairman of the Beijing Concrete Association. His main work is public relation and communication with various government and agencies.

Mr. Han studied from 1993 to 1995 at Tsinghua University executive MBA program and graduated. From 1988 to 1992, Mr. Han studied at Northern China University of Technology and received his Bachelor degree in engineering management.

Weili He, Chief Operation Officer and Vice Chairman of the Board of Directors
Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. Mr. He was a former Assistant General Manager of the Beijing Construction Group. His expertise is plant management and operations.

From August 2007 to present, Mr. He has worked as Vice Chairman of the Board of Directors at Xin Ao. His main responsibility is large client development. From January 2003 to August 2007, Mr. He worked as Chairman of the Board of Directors at Beijing Xinhang Construction Materias Co., Ltd. His main responsibility is strategy planning. From 2007 to present, Mr. He is currently a Vice Chairman of the Beijing Concrete Association. His main work is market research at the association.

Mr. He studied at Party School of the Central Committee of C.P.C. He received his bachelor degree in law.

Xiangsheng (Norman) Xu, President and Director

Mr. Xu was a former General Manager of Dazheng Group Co., Ltd., He was a consultant to several corporations and a former Sales Director of Weifang Furui Co., Ltd.

From March 2006 to present, Mr. Xu has been working at Xin Ao as Chief Executive Officer. His main responsibility is corporate strategy, general management and daily operations. From February 2003 to February 2006, Mr. Xu worked at the Enterprises Institute at State Development and Research Center under the State Council. He was in charge of the New Enterprises Development program. He was the International Program co-organized with Stanford University. His work includes to enroll enterprises owner as student, organize the study and manage the education program.

From May 2007 to present, Mr. Xu is independent director at Guangxi Shunshine Real Estate Development Co., Ltd.

Mr. Xu received his MBA degree from Renmin University in Beijing, China and has been a researcher within the Institute of Corporate Culture at Beijing University.

Employment Agreements

Section 5.02(e) is hereby incorporated by reference.

Family Relationships

None.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

TJS WOOD FLOORING EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table shows for the periods ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary/Treasurer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Brandi Iannelli (1)	2007	-	-	-	-
CEO and CFO	2006	-	-	-	-
Frank Iannelli (1)	2007	$50,053	-	-	$50,053
Secretary/Treasurer	2006	$ 37,311	-	-	$ 37,311

(1) Brandi and Frank Iannelli resigned as our officers and directors as of the Closing Date.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2007.

BVI-ACM EXECUTIVE COMPENSATION SUMMARY

		06/30/2007 Fiscal Year	06/30/2008 Fiscal Year
Name	Title	Annual Salary (US$)	Present Annual Salary (US$)
Xianfu Han	CEO & Chairman	-	$140,000
Weili He	COO & Vice-Chairman	-	$140,000
Xiangsheng (Norman) Xu	President	$66,667	$110,667

*
The salaries listed in the table above are for the three highest salaried officers of China-ACM and represents the total amount of salary provided in fiscal year 2007 and the annualized salary for fiscal year 2008. Accordingly, the officers listed above have neither received nor been granted bonuses, options and/or stock for additional compensation.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Plan

There are no common shares set aside for any stock option plan, however, we plan to issue stock options which will equal in the aggregate 10% of the Company’s total issued and outstanding shares in the future. Such stock options will be awarded to management, employees, and members of the Company’s Board of Directors.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PRINCIPAL STOCKHOLDERS

Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Exchange Agreement, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. Pre-closing, 10,000,000 shares of our common stock were outstanding immediately prior to the Closing Date.

Name (1)	Number of Shares Beneficially Owned		Percent of Shares (4)
Brandi Iannelli (2)	9,170,000	(3)	91.7%
Frank Iannelli (2)	100,000		1.0%
All Executive Officers and Directors as a group (2)	9,270,000		92.7%

(1) The address for each person is 31940 Daniel Way, Temecula, CA 92591.
(2) Frank Iannelli and Brandi Iannelli are husband and wife. Each disclaims beneficial ownership of the shares owned by the other, except as required by operation of law.
(3) Includes 30,000 shares owned by minor children of the Company’s president in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Ms Iannelli disclaims any beneficial interest in or control over any of such 30,000 shares other than that which may be attributed to her by operation of law.

(4) Based on 10,000,000 shares of common stock outstanding.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on April 29, 2008, for (i) each stockholder known to be the beneficial owner of 5% or more of TJS’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement.

Name (1)	Number of Shares Beneficially Owned	Percent of Shares (2)
Xianfu Han	6,524,000	51.50%
Weile He	4,349,333	34.34%
All Executive Officers and Directors as a group (2)	10,873,333	85.84%

(1) The address for each person is Yingu Plaza 9, Beishuanxi Road, Suite 1708, Haidan District, Beijing 100080 PRC.
(2) Based on 12,666,667 shares of common stock outstanding after the closing of the Exchange Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Xin Ao Construction Materials, Inc.

R & D Institute

We paid the R&D institute fees of $165,404 and $213,430 for the years ended June 30, 2007 and 2006, respectively.

On January 1, 2008, we entered into a 6 year contract with the R&D Institute with an expiration date of December 31, 2013, whereby we will compensate the R&D Institute RMB 1,000,000 (US $140,000, approximately) annually and in return will receive the exclusive right for technical procedures and findings as well as training for our employees. As of March 14, 2008, we have not provided any payment on this contract with the R&D Institute.

Related Party Loans

Loan from various employees, with effective annual interest rate of 20%, due various dates between 2007 and 2008, unsecured.	$352,347

Other receivables - related party represents the short term loan that the Company lent to Beijing XinHang Construction Ltd, which is owned by one of the Company’s shareholder. The loan is three months and bears 0.75% interest rate. As of December 31, 2007, total receivables from Beijing Xinhang Construction Ltd amounted to $4,006,476. On March 18, 2008, the Company has received the outstanding balance in full.

Reorganization Related Transactions

BVI-ACM owns 100% of the issued and outstanding capital stock of Beijing Ao Hang Construction Materials Technology Co., Ltd. (“China-ACMH”), a company incorporated under the laws of the People’s Republic of China (“PRC”). On November 28, 2007, China-ACMH entered into a series of contractual agreements with Beijing Xin Ao Concrete Co., Ltd. (“Xin Ao”), a company incorporated under the laws of the PRC, and its two shareholders in which China-ACMH effectively assumed management of the business activities of Xin Ao and has the right to appoint all executives and senior management and the members of the board of directors of Xin Ao. The contractual arrangements (collectively, the “Contractual Arrangements”) are comprised of a series of agreements, including an Exclusive Technical Consulting and Services Agreement and an Operating Agreement, through which China-ACMH has the right to advise, consult, manage and operate Xin Ao for an annual fee in the amount of Xin Ao’s yearly net profits after tax. Additionally, Xin Ao’s Shareholders have pledged their rights, titles and equity interest in Xin Ao as security for China-ACMH to collect technical consulting and services fees provided to China-ACMH through an Equity Pledge Agreement. In order to further reinforce China-ACMH’s rights to control and operate Xin Ao, Xin Ao’s shareholders have granted China-ACMH the exclusive right and option to acquire all of their equity interests in Xin Ao through an Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Xin Ao’s results, assets and liabilities in its financial statements.

Through China-ACMH, BVI-ACM operates and controls Xin Ao through the Contractual Arrangements. The reasons that BVI-ACM used the Contractual Arrangements to acquire control of Xin Ao, instead of using a complete acquisition of Xin Ao’s assets or equity to make Xin Ao a wholly-owned subsidiary of BVI-ACM, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain; and (ii) other than by share exchange transactions, PRC law requires Xin Ao to be acquired for cash and BVI-ACM was not able to raise sufficient funds to pay the full appraised value for Xin Ao’s assets or shares as required under PRC law.

Other than employment and the listed information above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:
(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 74,000,000 shares of Common Stock, par value $.001 and 1,000,000 shares of Preferred Stock, par value $.001. As of April 29, 2008, 12,666,667 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding, including shares issued pursuant to the closing of the Exchange Agreement.

(a) Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and non-assessable.

(b) Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

(c)  Stock Option Plan. In addition to the foregoing, the Company will establish a stock option plan (the “Plan”) to provide for the grant of options in an amount to be determined by the Board of Directors of the Company, but not to exceed 10% of amount of the shares of the Company’s common stock issued and outstanding, within 12 months from the date of Closing. The Board of Directors will distribute options as may be permitted under the Plan to employees, directors, consultants and advisors of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established current public market for the shares of our common stock.  A symbol was assigned for our securities so that our securities may be quoted for trading on the OTCBB under symbol TJSW.  No trades have occurred through the date of this Report. There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from our subsidiaries. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Transfer Agent and Registrar

Action Stock Transfer Company is currently the transfer agent and registrar for our Common Stock. Its address is 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its phone number is 801-274-1088.

LEGAL PROCEEDINGS

Beijing Xin’Ao Concrete Co., Ltd vs. Beijing Boda Guosheng Investment Co., Ltd. (Beijing District Court, PRC)

In August 2006, Beijing Xin’Ao (the “Company”) filed a lawsuit against Beijing Boda Guosheng Investment Co., Ltd (“Boda”) seeking specific performance of Boda’s alleged obligation under the sales contract with the Company to pay RMB 1,983,267 ($283,255) for the cement supplied by the Company between March 2005 and June 2005 and compensatory damage of RMB 171,087 ($24,435) to cover the interest incurred on the unpaid purchase. The Court has ruled against Boda and had ordered Boda to pay the damages requested by the Company but Boda is still in the process of appealing against the court rulings. The Company does not believe that the ultimate outcome of this case will have a material adverse effect on the Company. In November 2007, the Appeals Court upheld the original verdict and ordered Boda to pay all the damages to the Company.

Yunwei Zhang vs. Beijing Xin’Ao Concrete Co., Ltd. (Beijing District Court, PRC)

In May 2006, an action against the Company and Beijing Shandi Xinda Company by Yunwei Zhang in Beijing District Court seeking payment of RMB 814,200 ($116,286) for the damage caused by Qingbao Zhang, a contracted driver of the Company and an employee of Zhangbei County Labor Service Co., Ltd. The vehicle involved in the accident is owned by Beijing Shandi Xingda Company that leased the vehicle to the Company that subsequently leased the vehicle to Zhangbei County Labor Service Company. There has been no discovery to date and no trial has been scheduled. The Company intends to vigorously defend against Mr. Zhang’s claim. The Company does not believe that the ultimate outcome of this matter will have a material adverse effect on the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this Current Report on Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on April 29, 2008, we issued 11,500,000 shares of our Common Stock to the BVI-ACM shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of BVI-ACM. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the BVI-ACM shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the BVI-ACM Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Change in Registrant’s Certifying Accountant.

On May 1, 2008, we terminated Li & Company, PC (“Li & Company”) as our independent registered public accounting firm in connection with the reverse merger. We engaged a new independent registered public accounting firm, Moore Stephens Wurth Frazer and Torbet, LLP (“Moore”) who provided the audit of our subsidiary Xin Ao. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	Li & Company was terminated as our independent registered public accounting firm effective on May 1, 2008.

(ii)
For the two most recent fiscal years ended December 31, 2007 and 2006, Li & Company’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

(iii)	The termination of Li & Company and engagement of Moore was approved by the Company’s Board of Directors.

(iv)
TJS and Li & Company did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended December 31, 2007 and 2006, and subsequent interim period from January 1, 2008 through the date of dismissal, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)	During our fiscal years ended December 31, 2007 and 2006, and subsequent interim period from January 1, 2008 through the date of dismissal, we did not experience any reportable events.

(b)	On May 1, 2008, we engaged Moore to be our independent registered public accounting firm.

(i)
Prior to engaging Moore, we had not consulted Moore regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with Moore regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	We did not have any disagreements with Li & Company and therefore did not discuss any past disagreements with Li & Company.

(c)
The Registrant has requested Li & Company to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant regarding Li & Company. Attached hereto as Exhibit 16.1 is a copy of Li & Company’s letter to the SEC dated May 1, 2008.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on April 29, 2008, we issued 11,500,000 shares of our Common Stock to the BVI-ACM Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of BVI-ACM by the BVI-ACM Shareholders. As such, immediately following the Exchange, the BVI-ACM Shareholders held approximately 90.79% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated April 29, 2008, Brandi Iannelli, our former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman and Frank Iannelli, our former Secretary, Treasurer and Director resigned from these positions.
Further, effective April 29, 2008, Xianfu Han, Weili He, and Xiangsheng (Norman) Xu (the “New TJS Directors”) were appointed as members of our board of directors. Finally, effective April 29, 2008, our Directors appointed the following officers:

Xianfu Han	Chief Executive Officer
Weili He	Chief Operating Officer
Xiangsheng (Norman) Xu	President

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective April 29, 2008, Brandi Iannelli and Frank Iannelli resigned as members of our board of directors. There were no disagreements between Brandi Iannelli and Frank Iannelli and us or any officer or director of the Company.

(b) Resignation of Officers

Effective April 29, 2008, Brandi Iannelli resigned as our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, and Frank Iannelli resigned as our Secretary and Treasurer.

(c) Appointment of Directors

Effective April 29, 2008, the following persons were appointed as members of the Board of Directors:

Name	Age	Position
Xianfu Han	50	Chairman of the Board of Directors
Weili He	52	Vice Chairman of the Board of Directors
Xiangsheng (Norman) Xu	47	Director

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective April 29, 2008, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
Xianfu Han	50	Chief Executive Officer and Chairman of
		the Board of Directors
Weili He	52	Chief Operating Officer and Vice Chairman
		of the Board of Directors
Xiangsheng (Norman) Xu	47	President, Director

The business background descriptions of the newly appointed officers and directors are as follows:

Xianfu Han, Chief Executive Officer and Chairman of the Board of Directors
Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the "Local Standard of Mineral Admixtures" regulations and was responsible for the "Research and Application of Green High Performance Concrete" published by the Ministry of Construction.

From January 2003 to present, Mr. Han has been working with Xin Ao as Chairman of the Board of Directors. His main responsibility is daily board leadership and strategy. From November 2002, Mr. Han was Chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibility is daily management work. January 2001 to March 2007, Mr. Han was the former Executive Vice Chairman of the Beijing Concrete Association. His main work is public relation and communication with various government and agencies.

Mr. Han studied from 1993 to 1995 at Tsinghua University executive MBA program and graduated. From 1988 to 1992, Mr. Han studied at Northern China University of Technology and received his Bachelor degree in engineering management.

Weili He, Chief Operation Officer and Vice Chairman of the Board of Directors
Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. Mr. He was a former Assistant General Manager of the Beijing Construction Group. His expertise is plant management and operations.

From August 2007 to present, Mr. He has worked as Vice Chairman of the Board of Directors at Xin Ao. His main responsibility is large client development. From January 2003 to August 2007, Mr. He worked as Chairman of the Board of Directors at Beijing Xinhang Construction Materias Co., Ltd. His main responsibility is strategy planning. From 2007 to present, Mr. He is currently a Vice Chairman of the Beijing Concrete Association. His main work is market research at the association.

Mr. He studied at Party School of the Central Committee of C.P.C. He received his bachelor degree in law.

Xiangsheng (Norman) Xu, President and Director

Mr. Xu was a former General Manager of Dazheng Group Co., Ltd., He was a consultant to several corporations and a former Sales Director of Weifang Furui Co., Ltd.

From March 2006 to present, Mr. Xu has been working at Xin Ao as Chief Executive Officer. His main responsibility is corporate strategy, general management and daily operations. From February 2003 to February 2006, Mr. Xu worked at the Enterprises Institute at State Development and Research Center under the State Council. He was in charge of the New Enterprises Development program. He was the International Program co-organized with Stanford University. His work includes to enroll enterprises owner as student, organize the study and manage the education program.

From May 2007 to present, Mr. Xu is independent director at Guangxi Shunshine Real Estate Development Co., Ltd.

Mr. Xu received his MBA degree from Renmin University in Beijing, China and has been a researcher within the Institute of Corporate Culture at Beijing University.

 Family Relationships

None.

e) EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

1.
On May 1, 2008, we entered into a three year Employment Agreement with Xiangsheng (Norman) Xu such that he will serve as our President. The Agreement provides for a monthly salary of $9,222.25. A copy of this Agreement is included in this Current Report as Exhibit 10.1.

2.
On May 1, 2008, we entered into a three year Employment Agreement with Weili He such that he will serve as our Chief Operating Officer. The Agreement provides for a monthly salary of $11,666.67. A copy of this Agreement is included in this Current Report as Exhibit 10.2.

3.
On May 1, 2008, we entered into a three year Employment Agreement with Xianfu Han such that he will serve as our Chief Executive Officer. The Agreement provides for a monthly salary of $11,666.67. A copy of this Agreement is included in this Current Report as Exhibit 10.3.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 1, 2008, we filed an Amendment to our Articles of Incorporation changing our name to “China Advanced Construction Materials Group, Inc.”

On May 1, 2008, Board of Directors approved by unanimous written consent a change in our fiscal year end from December 31 to June 30.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, BVI-ACM became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Exchange has caused us to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Consolidated Financial Statements of Xin Ao Construction Materials, Inc. as of December 31, 2007 and for the six months ended December 31, 2007 and 2006 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of Xin Ao Construction Materials, Inc. as of June 30, 2007 and for the years ended June 30, 2007 and 2006 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.4 to this Current Report and is incorporated herein by reference:

1.	The Unaudited Pro Forma Condensed Combined Balance Sheet of TJS Wood Flooring, Inc. and Xin Ao Construction Materials, Inc. as of December 31, 2007

2.	The Unaudited Pro Forma Condensed Combined Statements of Operations of TJS Wood Flooring, Inc. and Xin Ao Construction Materials, Inc. as of December 31, 2007

(c)	SHELL COMPANY TRANSACTIONS

Reference is made to Items  9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

2.1
Share Exchange Agreement by and among TJS Wood Flooring, Inc.; Xin Ao Construction Materials, Inc.; and each of the equity owners of Xin Ao Construction Materials, Inc. Shareholders, dated April 29, 2008

3.1	Certificate of Incorporation of TJS Wood Flooring, Inc., a Delaware corporation. (1)
3.2	Bylaws of TJS Wood Flooring, Inc., a Delaware corporation. (1)
10.1	Employment Agreement with Xiangsheng (Norman) Xu

10.2	Employment Agreement with Weili He
10.3	Employment Agreement with Xianfu Han
16.1	Auditor Letter of Li & Company, PC
99.1	Press Release
99.2	Financial Statements for the Years Ended June 30, 2007 and 2006
99.3	Financial Statements for the Quarter Ended December 31, 2007
99.4	Pro Forma Financial Information

(1)	Incorporated by reference to the Company's Registration Statement on Form SB-2 filed on March 26, 2007 (SEC File No. 333-141568).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Date: May 5, 2008	By:	/s/ Xianfu Han
Xianfu Han
Chief Executive Officer